Exhibit 99.1

BIOLASE ANNOUNCES LAUNCH ON M-VEST

Foothill Ranch, Calif., October 27, 2020 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that it has made available an updated corporate presentation and business summary overview on M-Vest.com. The Company plans to provide regular updates through this website. Please visit www.m-vest.com/insights/spotlight/biolase-inc to access the M-Vest website and www.biolase.com for more information regarding BIOLASE.

The presentations that the Company publishes via the M-Vest website shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

About Maxim Group LLC and M-Vest:

M-Vest, is an online investment bank and digital community built for issuers, investors, and thought leaders to share information and access investment opportunities. M Vest LLC hosted company profiles and other materials including web content, are based on data obtained from sources M-Vest believes to be reliable but are not guaranteed as to accuracy and are not purported to be complete. As such, the information should not be construed as advice designed to meet the particular investment needs of any investor. Any opinions expressed in M-Vest hosted company profiles, or other materials and presentations are subject to change. M-Vest and its affiliates may own shares of securities or options of the issuers mentioned on the M-Vest website. In the purview of Section 17(b) of the Securities Act of 1933 and in the interest of full disclosure, M-Vest calls the reader’s attention to the fact that M Vest is retained by certain clients to increase investor awareness.

Maxim Group, a sister company to M-Vest LLC, is a full-service investment banking, securities and wealth management firm that currently provides research coverage on BIOLASE, Inc. Maxim Group acted as dealer-manager for an offering of securities for BIOLASE, Inc. in the past 12 months. Maxim Group received compensation for investment banking services from BIOLASE, Inc. Maxim Group may receive or intends to seek compensation for investment banking services from BIOLASE, Inc. in the next 12 months.

About BIOLASE, Inc.

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 261 patented and 52 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated third quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President, Chief Financial Officer and Chief Operating Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group, Inc.

Michael Polyviou/Todd Kehrli

(732) 232-6914

mpolyviou@evcgroup.com; tkehrli@evcgroup.com